Exhibit 99.1

Press Release
For Release November 3, 2005 at 9:10 am EST

Compex Technologies FQ1 Revenue up 28% to $27.6M; Net Income $1.4M or $0.11 Diluted EPS

New Brighton, MN, November 3, 2005 — Compex Technologies (Nasdaq: CMPX) reported today consolidated revenue increased 28% to $27.6 million for its first fiscal quarter of 2006 ended September 30, 2005, compared with $21.7 million a year earlier. Net income for the quarter was $1.4 million or $0.11 diluted earnings per share compared with net income of $229,000 or $0.02 diluted earnings per share in the comparable quarter a year ago.

U.S. Medical revenue for the quarter was $18.0 million, up 37% from $13.2 million in the same period last year. U.S. Consumer revenue was $3.5 million, up from $925,000 in the first fiscal quarter of 2005. International revenue was $6.1 million, down from $7.5 million in the same quarter of 2005.

Gross profit margin for the quarter was 67%, compared with 68% last year. This was primarily due to increases in both our U.S. Consumer revenue and our U.S. Medical wholesale revenue as a percent of total revenue, which carry a lower margin than our direct U.S. Medical and International product revenues. Operating expenses for the quarter were $15.9 million, an increase of 11% over the $14.3 million recorded for the same period last year. The increase was primarily attributed to U.S. Medical, reflecting the continued success of our physician-based selling strategy, the addition of SpectraBrace, and the implementation of FAS 123®.

Compex Chairman and CEO Dan W. Gladney said, “We had excellent results in our U.S. Medical business, our largest operating segment, posting a 37% revenue gain to $18.0 million. Our U.S. Medical wholesale business had a particularly strong quarter as a result of large OEM revenues to a single customer. We were also pleased with the contribution from SpectraBrace, which we acquired in June 2005.

“We recorded the first significant contribution from our U.S. Consumer business, which accounted for over 12% of total company revenue. We continue to invest in this segment with expectations of continued growth through additional retailers and promotion.

Compex Technologies

“We still face a highly competitive selling environment in our European markets, particularly in Italy,” Gladney said. “Our European results were ahead of our projections, but still down significantly from the same period last year. In anticipation of softer results, we trimmed expenses accordingly and just recently launched our T.V. ad campaign in Italy.”

Looking forward, the company said its targets for diluted earnings per share for the fiscal year ending June 30, 2006 remain in the range of $0.32 to $0.35 with revenues of $106 million to $110 million. The foregoing statement regarding annual targets is forward-looking and actual results may differ materially. These are the company’s targets, not predictions of actual performance.

Compex Technologies has scheduled an investor conference call at 1 p.m. Eastern Time today, Nov. 3, 2005, to discuss the quarterly results and to answer questions. To participate in the live call, domestic callers should dial (866) 453-5550 and enter PIN 1213129. International callers should dial (678) 460-1860 and use the same PIN. A telephone replay will be available until 11 p.m. Eastern Time on Nov. 17 by dialing (866) 453-6660 and reference number 207542.

An investment profile on Compex Technologies, Inc. may be found at http://www.hawkassociates.com/compex/profile.htm.

About Compex Technologies
Compex Technologies is a worldwide leader in designing and manufacturing transcutaneous electrical nerve stimulation and electrical muscle stimulation (EMS) products used for pain management, rehabilitation, fitness and sports performance enhancement in clinical, home healthcare, sports and occupational medicine settings. Compex is the first U.S. company to offer consumers EMS technology in FDA-cleared, over-the-counter products for sports performance enhancement, improved physical fitness and general well being. Detailed information about Compex may be found on the websites http://www.compextechnologies.com and http://www.slendertone.com.

For investor relations information, contact CFO Scott Youngstrom at (800) 676-6489, or Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 451-1888, e-mail: info@hawkassociates.com.

Copies of Compex press releases, price quotes, SEC filings, analyst reports and other valuable information for investors may be found on the website http://www.hawkassociates.com and http://www.americanmicrocaps.com.

Compex Technologies

Cautionary Statement: All statements other than historical facts included in this release regarding future operations, and particularly on the outlook for fiscal year 2006, are subject to the risks inherent in predictions and “forward-looking statements.” These statements are based on the beliefs and assumptions of management of Compex Technologies and on information currently available to management. Nevertheless, these forward-looking statements should not be construed as guarantees of future performance. They involve risks, uncertainties and assumptions identified in Compex Technologies filings with the SEC, including, but not limited to:

•	The increasing reliance on results of international operations;

•	The effect of fluctuating exchange rates on international results;

•	Compex Technologies’ substantial balances of third-party billing business and resulting accounts receivable and the sensitivity of its results to the accuracy of its reserve for uncollectible receivables;

•	Changes in, and Compex Technologies’ compliance with, regulation and industry practice that affects the rates at which its products are reimbursed, the way it manufactures its products and the documentation which it submits for reimbursement;

•	The U.S. consumer market for electrical stimulation products is new and developing;

•	Our ability in the United States to establish consumer demand with a limited marketing budget and secure contracts with significant retailers;

•	Negative publicity about electrical stimulation products;

•	World events that affect the economies of the countries in which its products are sold; and

•	Other factors that affect the industry in which Compex Technologies functions.

—Tables to Follow—

COMPEX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30,	September 30,
ASSETS	2005	2005
CURRENT ASSETS
Cash and cash equivalents	$3,044,158	$3,201,715
Receivables, less reserves of $19,250,165 and $18,988,214	37,268,582	38,760,097
at June 30, 2005 and September 30, 2005, respectively
Inventories	15,353,472	14,782,380
Deferred tax assets	6,108,627	6,105,622
Prepaid expenses	3,217,406	3,081,203

Total current assets	64,992,245	65,931,017
Property, plant, and equipment, net	5,902,780	6,687,361
Goodwill, net	16,630,871	16,617,285
Other intangible assets, net	1,636,682	1,552,415
Deferred tax assets	13,396	—
Other assets	142,617	144,114
Total assets	$89,318,591	$90,932,192

LIABILITIES & STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Notes payable	$7,500,000	$9,000,000
Current maturities of long-term debt	1,614,596	2,907,149
Accounts payable	7,421,609	5,756,080
Accrued liabilities -
Payroll	2,719,545	2,078,874
Commissions	1,073,365	1,223,796
Income taxes	1,368,679	1,440,266
Other	4,735,831	4,991,772
Total current liabilities	26,433,625	27,397,937

LONG-TERM LIABILITIES
Long-term debt	4,127,019	2,889,318
Deferred tax liabilities	438,734	476,108
Total liabilities	30,999,378	30,763,363

STOCKHOLDERS’ EQUITY
Common stock, $.10 par value: 30,000,000 shares authorized;	1,252,688	1,262,569
issued and outstanding 12,526,880 and 12,625,693 shares
at June 30, 2005 and September 30, 2005, respectively
Preferred stock, no par value: 5,000,000 shares authorized;	—
none issued and outstanding
Additional paid in capital	33,440,966	34,123,005
Unearned compensation on restricted stock	(47,329)	(38,533)
Accumulated other non-owner changes in equity	1,142,604	939,755
Retained earnings	22,530,284	23,882,033
Total stockholders' equity	58,319,213	60,168,829

Total liabilities and stockholders' equity	$89,318,591	$90,932,192

more-

COMPEX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended
	September 30
	(unaudited)
	2004	2005
Net sales and rental revenue	$21,653,738	$27,643,988
Cost of sales and rentals	6,914,618	9,137,806

Gross profit	14,739,120	18,506,182
Operating expenses:
Selling and marketing	9,843,630	11,349,730
General and administrative	3,744,533	4,019,880
Research and development	722,535	539,784

Total operating expenses	14,310,698	15,909,394

Income from operations	428,422	2,596,788
Other income (expense):
Interest expense	(79,585)	(230,860)
Other	30,886	3,821

Income before income taxes	379,723	2,369,749
Income tax provision	151,000	1,018,000
Net income	$228,723	$1,351,749

Net income per common and common equivalent share
Basic	$0.02	$0.11

Diluted	$0.02	$0.11

Weighted average number of shares outstanding
Basic	12,454,107	12,592,325

Diluted	13,020,849	12,592,325